Exhibit 99.1
PRESS ANNOUNCEMENT

Investor Relations Contact:	Media Relations Contact:
Tom Barth	John Stewart
Progress Software Corporation	Progress Software Corporation
(781) 280-4135	(781) 280-4101
tobarth@progress.com	jstewart@progress.com
Progress Software Reports Fiscal Third Quarter 2011Results
BEDFORD, MA, September 27, 2011 (BUSINESSWIRE) — Progress Software Corporation (NASDAQ: PRGS), a leading software provider that enables enterprises to be operationally responsive announced today results for its fiscal third quarter ended August 31, 2011. On a generally accepted accounting principles (GAAP) basis, revenue for the quarter was $128.3 million, compared to $128.7 million in the fiscal third quarter of 2010. On a non-GAAP basis, revenue totaled $128.4 million, compared to $128.8 million in the same period a year ago. Software license revenue decreased 13 percent to $38.7 million from $44.7 million in the same quarter last year.
On a GAAP basis in the fiscal third quarter of 2011:
•	Operating income decreased 18 percent to $13.5 million compared to $16.5 million in the same quarter last year;

•	Net income decreased 7 percent to $8.6 million compared to $9.2 million in the same quarter last year;

•	Diluted earnings per share decreased 7 percent to 13 cents compared 14 cents in the same quarter a year ago.
On a non-GAAP basis in the fiscal third quarter of 2011:
•	Operating income decreased 23 percent to $30.5 million compared to $39.7 million in the same quarter last year;

•	Net income decreased 17 percent to $20.6 million compared to $25.0 million in the same quarter last year;

•	Diluted earnings per share decreased 16 percent to 31 cents compared to 37 cents in the same quarter last year.
Richard D. Reidy, president and chief executive officer of Progress Software, said: “Our fiscal third quarter results were disappointing due to the decline in license revenue within the Enterprise Business Solutions (EBS) segment. The challenging macroeconomic environment in August, particularly within financial services, led some customers to postpone their purchasing decisions. With our focus on solution selling, delays in closing larger deals have a material impact on our quarterly results. Though we have greatly improved our sales capabilities over the last year, we are not consistently performing at desired levels. The EBS opportunity remains significant and will be the focus of the leadership team in driving continued growth.”
Reidy also noted: “Total revenue grew in the Application Development Platforms (ADP) segment due to continued strong performance in our application partner and OEM channels. Additionally, our Enterprise Data Solutions (EDS) segment exceeded expectations partly due to a number of larger deals that closed early in the quarter.”

Cash flow from operations for the quarter was $29.1 million, up from $19.6 million in the same quarter in fiscal 2010, and cash and short-term investments decreased to $346.5 million from $389.0 at the end of the fiscal second quarter 2011. Additionally, in August, the company obtained a $150 million unsecured credit facility from J.P. Morgan Chase Bank, N.A. and various other lenders, which may be increased by up to an additional $75 million under certain circumstances. As of August 31, 2011, the company had not borrowed any amount under this credit facility.
On June 27, 2011, the Board of Directors increased and extended the company’s stock buyback program by authorizing the repurchase of an additional $100 million of the company’s common stock (or an aggregate of $200 million) until May 31, 2012. During the third quarter, the company purchased approximately $70 million of its common stock and as of August 31, 2011, had approximately $65 million remaining under its existing repurchase authorization.
Business Outlook
Progress Software is providing the following guidance for the fiscal fourth quarter ending November 30, 2011:
•	On a GAAP and non-GAAP basis, revenue is expected to be in the range of $130 million to $134 million.

•	GAAP diluted earnings per share are expected to be in the range of 16 cents to 21 cents.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of 30 cents to 33 cents.
Progress Software is providing the following updated guidance for the fiscal year ending November 30, 2011:
•	On a GAAP and non-GAAP basis, revenue is expected to be in the range of $527 million to $531 million.

•	GAAP diluted earnings per share are expected to be in the range of 84 cents to 89 cents.

•	On a non-GAAP basis, diluted earnings per share are expected to be in the range of $1.42 to $1.45.
Conference Call
The Progress Software quarterly investor conference call to review its fiscal third quarter 2011 results and business outlook will be broadcast live at 9:00 a.m. (EDT) on Wednesday, September 28, 2011 on the investor relations section of the company’s website, located at www.progress.com. The conference call will include only brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress Software Investor Relations Website after the live conference call.
Note to Editors
Progress Software is providing, in advance, a copy of prepared remarks for its conference call. These prepared remarks will not be read on the call. The press release, the prepared remarks, related presentations and additional financial disclosures are available on the Progress website www.progress.com within the investor relations section.
Progress Software Corporation
Progress Software Corporation (NASDAQ: PRGS) is a global software company that enables enterprises to be operationally responsive to changing conditions and customer interactions as they occur — to capitalize on new opportunities, drive greater efficiencies and reduce risk. The company offers a comprehensive portfolio of best-in-class infrastructure software spanning event-driven visibility and real-time response, open integration, data access and integration, and application development and deployment — all supporting on-premises and SaaS/Cloud deployments. Progress Software maximizes the benefits of operational responsiveness while minimizing IT complexity and total cost of ownership. Progress Software can be reached at www.progress.com or +1-781-280-4000.
Legal Notice Regarding Non-GAAP Financial Information
Progress Software provides non-GAAP revenue, operating income, operating margin, net income and earnings per share as additional information for investors. The non-GAAP amounts primarily exclude the amortization of acquired intangibles, stock-based compensation, restructuring and transition costs, acquisition-related costs and purchase accounting adjustments for deferred revenue. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Such measures are intended to supplement GAAP and may be different from non-GAAP measures used by other companies. Progress Software believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below.
Note Regarding Forward-Looking Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include statements regarding the company’s business outlook for its fiscal fourth quarter, 2011, and the full 2011 fiscal year and strategic plans, involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders; the timely release of enhancements to the company’s products; the growth rates of certain market segments; the positioning of the company’s products in those market segments; the customer demand and acceptance of our new product initiatives, the Progress RPM suite; variations in the demand for professional services and technical support; pricing pressures and the competitive environment in the software industry; continuing uncertainty in the U.S. and international economies, which could result in fewer sales of the company’s products and may otherwise harm the company’s business; the company’s ability to complete and integrate acquisitions; the company’s ability to realize the expected benefits and anticipated synergies from acquired businesses; the company’s ability to penetrate international markets and manage its international operations; and changes in exchange rates. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.
Progress is a trademark or registered trademark of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

GAAP Condensed Consolidated Statements of Income

	Three Months Ended
	August 31,	August 31,	Percentage
(In thousands, except per share data)	2011	2010	Change

Revenue:
Software licenses	$38,713	$44,748	(13)%
Maintenance and services	89,621	83,989	7%

Total revenue	128,334	128,737	0%

Costs of revenue:
Cost of software licenses	2,321	2,025	15%
Cost of maintenance and services	20,529	17,845	15%
Amortization of purchased technology	3,966	4,839	(18)%

Total costs of revenue	26,816	24,709	9%

Gross profit	101,518	104,028	(2)%

Operating expenses:
Sales and marketing	45,251	39,362	15%
Product development	19,107	21,941	(13)%
General and administrative	20,342	11,937	70%
Amortization of other acquired intangibles	1,937	2,733	(29)%
Restructuring expense	1,369	11,533	(88)%
Acquisition-related expenses	—	53	(100)%

Total operating expenses	88,006	87,559	1%

Income from operations	13,512	16,469	(18)%

Other income, net	(774)	(1,720)	55%

Income before income taxes	12,738	14,749	(14)%
Provision for income taxes	4,137	5,505	(25)%

Net income	$8,601	$9,244	(7)%

Earnings per share:
Basic	$0.13	$0.14	(7)%
Diluted	$0.13	$0.14	(7)%

Weighted average shares outstanding:
Basic	65,861	64,836	2%
Diluted	67,280	66,636	1%

Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended August 31, 2011
	As			Percentage
(In thousands, except per share data)	Reported	Adjustments	Non-GAAP	Change

Total revenue (1)	$128,334	$18	$128,352	0%

Income from operations	$13,512	$16,954	$30,466	(23)%
Purchase accounting adjustments for deferred revenue (1)	(18)	18
Amortization of acquired intangibles	(5,903)	5,903
Stock-based compensation (2)	(9,468)	9,468
Transition expense (3)	(196)	196
Restructuring expense	(1,369)	1,369

Operating margin percentage	10.5%		23.7%

Other income (expense), net	$(774)	$—	$(774)	55%
Provision for income taxes (5)	$4,137	$4,923	$9,060	(30)%
Net Income	$8,601	$12,031	$20,632	(17)%

Earnings per share	$0.13		$0.31	(16)%

Diluted shares outstanding	67,280	—	67,280	1%

	Three Months Ended August 31, 2010
	As
	Reported	Adjustments	Non-GAAP

Total revenue (1)	$128,737	$79	$128,816

Income from operations	$16,469	$23,226	$39,695
Purchase accounting adjustments for deferred revenue (1)	(79)	79
Amortization of acquired intangibles	(7,572)	7,572
Stock-based compensation (2)	(3,989)	3,989
Restructuring expense	(11,533)	11,533
Other (4)	(53)	53

Operating margin percentage	12.8%		30.8%

Other income, net	$(1,720)	—	$(1,720)
Provision for income taxes (5)	$5,505	$7,501	$13,006
Net Income	$9,244	$15,725	$24,969

Earnings per share	$0.14		$0.37

Diluted shares outstanding	66,636	—	66,636

(1)	The purchase accounting adjustment for deferred revenue is included within maintenance and services revenue and represents the write-down to fair value of the deferred maintenance revenue of Savvion and Iona Technologies at the date of the acquisitions.

(2)	Stock-based compensation expense, representing the fair value of equity awards, is included in the following GAAP expenses:

	Three Months Ended August 31, 2011
	As
(In thousands)	Reported	Adjustments	Non-GAAP

Cost of revenue	$428	$(428)	$—
Sales and marketing	1,952	(1,952)	—
Product development	1,319	(1,319)	—
General and administrative	5,769	(5,769)	—

Total	$9,468	$(9,468)	$—

	Three Months Ended August 31, 2010
	As
	Reported	Adjustments	Non-GAAP

Cost of revenue	$232	$(232)	$—
Sales and marketing	1,340	(1,340)	—
Product development	1,066	(1,066)	—
General and administrative	1,351	(1,351)	—

Total	$3,989	$(3,989)	$—

(3)	Transition expenses for the three months ended August 31, 2011 represent incremental costs incurred to transform our cost structure to a more efficient cost model and such expenses are included primarily within our product development and general and administrative expenses.

(4)	Other adjustments for the three months ended August 31, 2010 include a credit of $0.1 million in general and administrative expenses for an insurance reimbursement in excess of previously estimated amounts related to professional service fees associated with the stock option investigation and related shareholder derivative lawsuit.

(5)	The non-GAAP provision for income taxes was calculated reflecting an effective rate of 30.5% and 34.3% for the three months ended August 31, 2011 and 2010, respectively. The difference between the effective tax rate under GAAP and the effective tax rate utilized in the preparation of non-GAAP financial measures primarily relates to the tax effects of stock-based compensation expense and amortization of acquired intangibles, which are excluded from the determination of non-GAAP net income.

GAAP Condensed Consolidated Statements of Income

	Nine Months Ended
	August 31,	August 31,	Percentage
(In thousands, except per share data)	2011	2010	Change

Revenue:
Software licenses	$135,466	$136,093	0%
Maintenance and services	261,789	247,847	6%

Total revenue	397,255	383,940	3%

Costs of revenue:
Cost of software licenses	7,023	5,633	25%
Cost of maintenance and services	58,203	53,086	10%
Amortization of purchased technology	11,871	15,222	(22)%

Total costs of revenue	77,097	73,941	4%

Gross profit	320,158	309,999	3%

Operating expenses:
Sales and marketing	134,261	122,707	9%
Product development	60,103	68,481	(12)%
General and administrative	45,937	38,167	20%
Amortization of other acquired intangibles	6,193	7,833	(21)%
Restructuring expense	4,627	37,508	(88)%
Acquisition-related expenses	—	468	(100)%

Total operating expenses	251,121	275,164	(9)%

Income from operations	69,037	34,835	98%

Other income, net	(604)	4,955	(112)%

Income before income taxes	68,433	39,790	72%
Provision for income taxes	21,352	12,495	71%

Net income	$47,081	$27,295	72%

Earnings per share:
Basic	$0.71	$0.43	65%
Diluted	$0.69	$0.42	64%

Weighted average shares outstanding:
Basic	66,581	63,420	5%
Diluted	68,728	65,673	5%

Reconciliation of GAAP to Non-GAAP Financial Measures

	Nine Months Ended August 31, 2011
	As			Percentage
(In thousands, except per share data)	Reported	Adjustments	Non-GAAP	Change

Total revenue (1)	$397,255	$93	$397,348	3%

Income from operations	$69,037	$42,593	$111,630	3%
Purchase accounting adjustments for deferred revenue (1)	(93)	93
Amortization of acquired intangibles	(18,064)	18,064
Stock-based compensation (2)	(18,755)	18,755
Transition expense (3)	(1,054)	1,054
Restructuring expense	(4,627)	4,627

Operating margin percentage	17.4%		28.0%

Other income, net	$(604)	$—	$(604)	(114)%
Provision for income taxes (6)	$21,352	$12,954	$34,306	(11)%
Net Income	$47,081	$29,639	$76,720	4%

Earnings per share	$0.69		$1.12	(1)%

Diluted shares outstanding	68,728	—	68,728	5%

	Nine Months Ended August 31, 2010
	As
	Reported	Adjustments	Non-GAAP

Total revenue (1)	$383,940	$1,138	$385,078

Income from operations	$34,835	$73,505	$108,340
Purchase accounting adjustments for deferred revenue (1)	(1,138)	1,138
Amortization of acquired intangibles	(23,055)	23,055
Stock-based compensation (2)	(12,666)	12,666
Restructuring expense	(37,508)	37,508
Other (4)	862	(862)

Operating margin percentage	9.1%		28.1%

Other income, net (5)	$4,955	$(899)	$4,056
Provision for income taxes (6)	$12,495	$26,001	$38,496
Net Income	$27,295	$46,605	$73,900

Earnings per share	$0.42		$1.13

Diluted shares outstanding	65,673	—	65,673

(1)	The purchase accounting adjustment for deferred revenue is included within maintenance and services revenue and represents the write-down to fair value of the deferred maintenance revenue of Savvion and Iona Technologies at the date of the acquisitions.

(2)	Stock-based compensation expense, representing the fair value of equity awards, is included in the following GAAP expenses:

	Nine Months Ended August 31, 2011
	As
(In thousands)	Reported	Adjustments	Non-GAAP

Cost of revenue	$807	$(807)	$—
Sales and marketing	4,143	(4,143)	—
Product development	3,878	(3,878)	—
General and administrative	9,927	(9,927)	—

Total	$18,755	$(18,755)	$—

	Nine Months Ended August 31, 2010
	As
	Reported	Adjustments	Non-GAAP

Cost of revenue	$706	$(706)	$—
Sales and marketing	4,132	(4,132)	—
Product development	3,139	(3,139)	—
General and administrative	4,689	(4,689)	—

Total	$12,666	$(12,666)	$—

(3)	Transition expenses for the nine months ended August 31, 2011 represent incremental costs incurred to transform our cost structure to a more efficient cost model and such expenses are included primarily within our product development and general and administrative expenses.

(4)	Other adjustments for the nine months ended August 31, 2010 include acquisition-related expenses of $0.4 million for the Savvion transaction and a credit of $1.3 million in general and administrative expenses for an insurance reimbursement in excess of previously estimated amounts related to professional service fees associated with the stock option investigation and related shareholder derivative lawsuit.

(5)	The non-GAAP adjustment in other income for the nine months ended August 31, 2010 relates to an insurance settlement gain from a pre-acquisition contingency assumed as part of a prior acquisition.

(6)	The non-GAAP provision for income taxes was calculated reflecting an effective rate of 30.9% and 34.3% for the nine months ended August 31, 2011 and 2010, respectively. The difference between the effective tax rate under GAAP and the effective tax rate utilized in the preparation of non-GAAP financial measures primarily relates to the tax effects of stock-based compensation expense and amortization of acquired intangibles, which are excluded from the determination of non-GAAP net income.

Condensed Consolidated Balance Sheets

	August 31,	November 30,
(In thousands)	2011	2010

Assets
Cash and short-term investments	$346,543	$322,396
Accounts receivable	83,887	119,273
Other current assets	37,992	42,189

Total current assets	468,422	483,858

Property and equipment	66,344	58,207
Goodwill and intangibles	303,931	321,551
Other assets	72,063	73,207

Total	$910,760	$936,823

Liabilities and Shareholders’ Equity
Accounts payable and other current liabilities	$83,725	$98,715
Short-term deferred revenue	144,713	138,961

Total current liabilities	228,438	237,676

Long-term deferred revenue	5,026	2,908
Other noncurrent liabilities	6,268	7,907
Shareholders’ Equity:
Common stock and additional paid-in capital	340,118	347,604
Retained earnings	330,910	340,728

Total shareholders’ equity	671,028	688,332

Total	$910,760	$936,823

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended
	August 31,	August 31,
(In thousands)	2011	2010

Cash flows from operations:
Net income	$47,081	$27,295
Depreciation, amortization and other noncash charges	43,387	44,551
Changes in operating assets and liabilities	27,660	(1,311)

Net cash flows from operations	118,128	70,535
Capital expenditures	(13,956)	(7,091)
Redemptions of auction-rate-securities	6,300	1,250
Acquisitions	—	(49,186)
Issuance (repurchase) of common stock, net	(93,398)	38,478
Other	7,073	(8,894)

Net change in cash and short-term investments	24,147	45,092
Cash and short-term investments, beginning of period	322,396	224,121

Cash and short-term investments, end of period	$346,543	$269,213

Reconciliation of Forward-Looking Guidance
Reconciliation of GAAP to Non-GAAP forward-looking guidance range of diluted earnings per share for the three months ended November 30, 2011:

GAAP expectation for diluted earnings per share	$0.16 to $0.21

Adjustment to exclude stock-based compensation	$0.06 to $0.07
Adjustment to exclude amortization of acquired intangibles	$0.06 to $0.06
Adjustment to exclude restructuring & transition-related expenses	$0.00 to $0.01

Non-GAAP expectation for diluted earnings per share	$0.30 to $0.33

Reconciliation of GAAP to Non-GAAP forward-looking guidance range of diluted earnings per share for the twelve months ended November 30, 2011:

GAAP expectation for diluted earnings per share	$0.84 to $0.89

Adjustment to exclude stock-based compensation	$0.26 to $0.27
Adjustment to exclude amortization of acquired intangibles	$0.24 to $0.24
Adjustment to exclude restructuring & transition-related expenses	$0.06 to $0.07

Non-GAAP expectation for diluted earnings per share	$1.42 to $1.45

END